 Exhibit (j)

Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 39 to Registration Statement Nos. 2-52552 and 811-2539 on Form N-1A of the FBR Fund for Government Investors of our report dated January 23, 2003 appearing in the FBR Fund for Government Investors December 31, 2002 Annual Report, and to the references to us under the captions "Financial Highlights" appearing in the Prospectus, and "Experts" appearing in the Statement of Additional Information, both of which are part of such Registration Statement.

April 30, 2003